UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2005
                                                   -------------

                          GVI SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   000-21295                 77-0436410
----------------------------        ------------         ----------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)         Identification Number)



           2801 Trade Center Drive, Suite 120, Carrollton, Texas  75007
          ----------------------------------------------------------------
               (Address of principal executive office)          (Zip Code)


       Registrant's telephone number, including area code: (972) 245-7353
                                                           --------------


       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

         Item 1.01 Entry into a Material Definitive Agreement.

         On July 21, 2005, the Board of Directors of GVI Security Solutions, Inc. (the "Company") approved compensation arrangements for non-employee directors of the Company. Pursuant to these arrangements, commencing August 2005, each non-employee director of the Company will be entitled to receive a monthly payment of $2,000 in cash and an award of shares of common stock of the Company with an aggregate fair market value of $1,000. It is anticipated that the plan under which such shares of common stock will be issued will be formulated, and approved of by the Company's board of directors, in August 2005. For the purposes of the plan, Howard Safir, the Company's Chairman, has been deemed not to be a non-employee director of the Company. The Company will file a copy of the plan following its approval by the Company's board of directors by amendment to this Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         (d) On July 21, 2005, The Honorable Asa Hutchinson and John Gutfreund were appointed to the Company's Board of Directors.

         Asa Hutchinson is currently a partner in the Washington, D.C. law firm Venable LLP, and the chair of Venable's Homeland Security Group. Mr. Hutchinson was confirmed by the U.S. Senate as Under Secretary for Border and Transportation Security at the Department of Homeland Security in January 2003, shortly after the department was created. As one of the nation's top-ranking homeland security officials after Secretary Tom Ridge, he was responsible for more than 110,000 federal employees housed in such agencies as the Transportation Security Administration, Customs and Border Protection, Immigration and Customs Enforcement, and the Federal Law Enforcement Training Center. Prior to his work with the Department of Homeland Security, Mr. Hutchinson was elected three times to the U.S. House of Representatives, where he served on the Judiciary and Intelligence committees, before leading the Drug Enforcement Administration. He began his career by practicing law in Arkansas, where he tried over 100 jury trials over 21 years.

         John Guttfreund has been a managing director at C.E. Unterberg, Towbin LLC ("CEUT") since January 2002, and the President of Gutfreund & Co., Inc. a financial consulting company, since 1993. CEUT supplies capital and financial advice to companies in the technology, healthcare and global security industries. Its services include public offerings, direct investments, mergers and acquisitions and private placements. Formerly, Mr. Gutfreund was with Salomon Brothers for over 38 years, including as its Chairman of the Board and Chief Executive Officer from 1981 until 1991. He is a former Vice Chairman of the New York Stock Exchange and a past member of the Board of Directors for the Securities Industry Association. Mr. Guttfreund also serves as director of a number of private organizations and several public companies.

         CEUT acted as financial advisor for the Company in the Company's December 2004 private placement of approximately 22,620,000 shares of common stock in which the Company received gross proceeds of $33.9 million. CEUT was paid a cash fee equal to seven percent of the gross proceeds from the private placement, plus its legal costs and expenses.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 25, 2005

                                       GVI SECURITY SOLUTIONS, INC.


                                       By:  /s/ Nazzareno E. Paciotti
                                          -----------------------------------
                                           Name:  Nazzareno Paciotti
                                           Title: Chief Executive Officer and
                                                  Chief Financial Officer